UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                               October 19, 2009

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Av. Pardo y Aliaga 699 Of. 802
San Isidro, Lima, Peru
+ (51) 1-212-1880
(Address and telephone number of principal executive offices)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with the discontinuation of our legacy business (we were originally formed to manufacture, market, distribute and sell soy-blend wax candles under the Mystica Candle brand name, as more fully described in our registration statement on Form SB-2 as filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2005 (the “Legacy Business”), and the redirecting of our business strategy to focus on lithium mining operations in North and South America, we split off and sold all of the assets and liabilities of the Legacy Business (the “Split-Off”) to Jon Suk, our founding stockholder.  We entered into definitive agreements (as discussed below) to effect the Split-Off dated as of October 19, 2009 and the Split-Off has been completed.

Split-Off Agreement

As of October 19, 2009, we agreed to contribute, assign, convey and transfer all of our assets and property and all of our debts, adverse claims, liabilities, judgments and obligations relating to the Legacy Business, whether accrued, contingent or otherwise and whether known or unknown, to our to-be-formed, wholly owned subsidiary, Mystica Candle, Inc., a Nevada corporation (which was formed on November 30, 2009) (“Split-Off Sub”).  Additionally, we agreed to sell all of the outstanding capital stock of Split-Off Sub to Mr. Suk in exchange for the 71,052,626 (on a post 15.625-for-one forward stock split basis) shares of our common stock owned by Mr. Suk.

Pursuant to the terms of the Split Off Agreement, Mr. Suk has agreed to indemnify us and our officers and directors against any third party claims relating to the Legacy business.

As a result of the split-off, Mr. Suk is no longer one of our stockholders.

General Release Agreement

In conjunction with the Split-Off Agreement, we entered into a General Release Agreement (the “General Release Agreement”) with Split-Off Sub and Mr. Suk dated as of October 19, 2009, whereby Split-Off Sub and Mr. Suk pledged not to sue us and forever release us and our present and former officers, directors, stockholders, employees, agents, attorneys and representatives from any and all claims, actions, obligations, liabilities and the like, incurred or suffered by Split-Off Sub or Mr. Suk arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the Closing Date and related to the Legacy Business.

After giving effect to the Split-Off, we will have 61,840,095 shares of our common stock outstanding.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 10, 2009, Li3 Energy, Inc. (the “Company”) completed an initial closing (the “Initial Closing”) of a private placement offering of up to a minimum of 4,000,000 units (the “Units”) and a maximum of 12,000,000 Units of its securities at a price of $0.25 per Unit (the “Offering”).  Each Unit consisted of (i) one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) a warrant representing the right to purchase one-half of one (0.5) share of Common Stock, exercisable for a period of five years at an exercise price of $0.50 per whole share (the “A Warrant ”), and (iii) a warrant representing the right to purchase one-half of one (0.5) share of Common Stock, exercisable for a period of five years at an exercise price of $1.00 per whole share (the “B Warrant ”, and together with the A Warrant. The “Warrants”). At the Initial Closing, the Company sold 6,400,000 Units for an aggregate of price of $1,600,000.

On November 12, 2009, the Company completed the second closing (the “Second Closing”) of the Offering. In the Second Closing, the Company sold 2,120,000 Units for an aggregate of $530,000.

On November 17, 2009, the Company completed the third closing (the “Third Closing”) of the Offering.  In the Third Closing, the Company sold 1,820,000 Units for an aggregate of $455,000.

The Warrants have a term of five-years and are subject to weighted average anti-dilution protection in the event the Company subsequently issues its shares of Common Stock, or securities convertible into shares of Common Stock, for a price of less than $0.50 per share for A Warrant, and $1.00 per share for B Warrant.  The Warrants are immediately exercisable.

Both the shares of Common Stock and the Warrants contained in the Units carry “piggyback” registration rights.

The Offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act.  The Units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.  The Common Stock included in the Units and the Common Stock underlying the Warrants included in the Units carry “piggyback” registration rights.

Gottbetter Capital Market, LLC (“GCM”), a broker and dealer, has acted as placement agent for the Offering. The Company paid GCM a commission in cash of one percent (1%) of the principal amount of each Unit sold in each of the offering.

The Company plans to use the net proceeds of the Offering to purchase lithium mining opportunities in North and South America.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2009, Kjeld Thygesen, Anthony Hawkshaw and Douglas Perkins were appointed as members of our Board of Directors.

Kjeld Thygesen has been a director of Ivanhoe Mines, Ltd. (TSX: IVN - News) since 2001, and has over 30 years experience as a resource analyst and fund manager within the mining industry. In addition, he is also the former Investment Director of Resources Investment Trust PLC. In 1987, Mr. Thygesen became an Executive Director of N M Rothschild & Sons' International Assessment Management after serving as the manager of Rothchild's Commodities and Natural Resource department from 1979. In 1989, He co-founded Lion Resource Management Ltd., a specialist investment manager in the mining and natural resources sector, where he is currently a managing director. Mr. Thygesen previously worked for James Capel & Co. as part of that company's highly rated research team. Mr. Thygesen is a graduate of the University of Natal in South Africa.

Anthony Hawkshaw is the current CFO and a director of Rio Alto Mining Limited (TSX.V: RIO), and has been a director of Statesman Resources Ltd (TSX.V: SRR) since 2006. He has over 25 years experience in the mining industry, and has extensive experience arranging debt, equity and convertible debt financings with institutional investors, commercial banks and multilateral lending agencies. Mr. Hawkshaw is the former CFO of Grove Energy Limited (2005-2007), Chariot Resources Limited (2004) and Pan American Silver Corp (1995-2003). Mr. Hawkshaw is a Chartered Accountant and holds a Bachelor Degree in Business Management from the Ryerson University in Toronto.

Doug Perkins has worked for many industrial and geological start-up companies in a number of capacities. During the last two years, he managed geological projects, including all aspects of exploration, in the Yukon, British Columbia, United States, Panama and Peru. Mr. Perkins also has extensive experience on various geological company boards and other businesses and he previously worked for several major mining companies as a consultant geologist. As a business consultant, he has been involved in many diverse businesses ranging from industrial minerals to biofuels. Mr. Perkins received his Bachelor of Science Degree in Geology in 1979 from the University of British Columbia.

Item 7.01   Regulation FD Disclosure.

Attached hereto are the following press release exhibits:

Exhibit 99.1 is a press release issued by Li3 Energy, Inc. (the “Company”) on November 25, 2009 relating to the Company’s signing of a letter of intent to acquire Next Lithium Corp.

Exhibit 99.2 is a press release issued by the Company on December 4, 2009 relating to the Company’s announcement of the completion of its initial closings of its private placement offering for a total of 10,340,000 units of its securities.

Exhibit 99.3 is a press release issued by the Company on December 9, 2009 announcing the split off and sale of its legacy business to Jon Suk, the Company’s founding stockholder.

Exhibit 99.4 is a press release issued by the Company on December 10, 2009 announcing the appointment of Kjeld Thygesen, Anthony Hawkshaw and Douglas Perkins as Directors of the Company.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated November 25, 2009
99.2	Press Release dated December 4, 2009
99.3	Press Release dated December 9, 2009
99.4	Press Release dated December 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Date: December 9, 2009	By:	/s/ David Rector
David Rector, President